    As filed with the Securities and Exchange Commission on December 28, 1998
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                              VERILINK CORPORATION
             (Exact name of Registrant as specified in its charter)
                 ----------------------------------------------

            DELAWARE                                             94-2857548
  (State of Other Jurisdiction                                (I.R.S. Employer
of Incorporation of Organization)                            Identification No.)

                                145 BAYTECH DRIVE
                           SAN JOSE, CALIFORNIA 95134
                    (Address of Principal Executive Offices)

                 AMENDED AND RESTATED 1993 STOCK OPTION PLAN AND
                  1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                              (Full Title of Plans)
                 ----------------------------------------------

                                  JOHN C. BATTY
                             VICE PRESIDENT, FINANCE
                              VERILINK CORPORATION
                                145 BAYTECH DRIVE
                           SAN JOSE, CALIFORNIA 95134
                     (Name and Address of Agent for Service)

                                 (408) 945-1199
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                               CORI M. ALLEN, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1018
                                 (415) 813-5600
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

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                                                                                Proposed
                             Amount        Maximum        Proposed Maximum     Amount of
Title of Securities          to be      Offering Price   Aggregate Offering   Registration
to be Registered           Registered    Per Share(1)         Price(1)            Fee
------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share        1,200,000        $3.47            $4,164,000          $1,158
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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Verilink Corporation common stock reported on the Nasdaq National Market on December 22, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

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                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exhange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Commission File No. 333-05651, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarter ended September 27, 1998.

     4.   The Company's Current Reports on Form 8-K dated as of December 1,
1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 8. Exhibits.

   5.1         Opinion of Morrison & Foerster LLP

  23.1         Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

  23.2         Consent of PricewaterhouseCoopers LLP

  24.1         Power of Attorney (See signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Verilink Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 28, 1998.

                                         VERILINK CORPORATION


                                         By: /s/ Dannelle M. Emmett
                                            -----------------------------
                                            Dannelle M. Emmett, Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Leigh S. Belden and Dannelle M. Emmett, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                          Title                       Date
            ---------                          -----                       ----
     /s/ Leigh S. Belden           President, Chief Executive        December 28, 1998
--------------------------------   Officer and Director
Leigh S. Belden                    (Principal Executive Officer)


     /s/ John C. Batty             Vice President, Finance and       December 28, 1998
--------------------------------   Chief Financial Officer
John C. Batty                      (Principal Financial and
                                   Accounting Officer)

     /s/ Howard Oringer            Chairman of the Board of          December 28, 1998
--------------------------------   Directors, Director
Howard Oringer

     /s/ Steven C. Taylor          Chief Technical Officer,          December 28, 1998
--------------------------------   Vice Chairman of the Board
Steven C. Taylor                   of Directors, Director

     /s/ David L. Lyon             Director                          December 28, 1998
--------------------------------
David L. Lyon

     /s/ John A. McGuire           Director                          December 28, 1998
--------------------------------
John A. McGuire

EXHIBIT INDEX

Exhibit
Number                                  Description
-------                                 -----------
   5.1         Opinion of Morrison & Foerster LLP

  23.1         Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

  23.2         Consent of PricewaterhouseCoopers LLP

  24.1         Power of Attorney (See signature page)